Exhibit 99.1
Federal Home Loan Bank of San Francisco Announces Second Quarter 2025 Results
SAN FRANCISCO, July 25, 2025 — The Federal Home Loan Bank of San Francisco (Bank) today announced its unaudited second quarter 2025 financial results.
•Net income for the second quarter of 2025 was $94 million.
•The Bank allocated $21 million of its second quarter 2025 net earnings to fund its Affordable Housing Program (AHP) and several voluntary housing and community development initiatives.
•The Bank’s board of directors declared a second quarter dividend at an annualized rate of 8.75%.
“It is our mission to provide liquidity for our members and to support affordable housing and community development across our region," said Joseph E. Amato, interim president and chief executive officer of FHLBank San Francisco. “We approach this important work with a business-minded focus and a commitment to operational efficiency so that we can continue to be a reliable source of low-cost funding and a vital partner in delivering impactful housing solutions.”
Financial Results
Net income for the second quarter of 2025 was $94 million, an increase of $8 million compared with the second quarter of 2024. The increase was primarily attributable to an increase in net interest income of $6 million, an increase in other income of $5 million, and a decrease in operating expense of $5 million, partially offset by an increase in voluntary housing and community investment contributions of $8 million.
•The $6 million increase in net interest income was attributable to decreases in costs on lower balances of consolidated obligations and dividends paid on mandatorily redeemable capital stock classified as interest expense, offset by decreases in advance balances and yields on interest-earning assets.
•The $5 million increase in other income was primarily driven by favorable net fair value movements in the Bank's financial instruments carried at fair value.
The Bank allocated $21 million of its second quarter 2025 net earnings (net income before interest expense related to dividends paid on mandatorily redeemable capital stock and the assessment for the AHP) for affordable housing and voluntary initiatives, including $11 million for the statutory AHP, which supports the construction, preservation, and purchase of affordable homes. Disbursements of voluntary community investment contributions included, but were not limited to, more than $9 million in support for homeownership, housing infrastructure, and other initiatives benefiting individuals and families across the Bank's three-state district.
Balance Sheet and Capital
At June 30, 2025, total assets were $83.1 billion, an increase of $1.4 billion from $81.7 billion at December 31, 2024. The increase in total assets was primarily driven by increases of $4.0 billion in securities purchased under agreements to resell and $3.4 billion in federal funds sold. These increases were partially offset by a $5.7 billion reduction in advances. Advances declined primarily due to maturities of advances held by nonmembers in connection with certain Bank member acquisitions that occurred in 2023.
As of June 30, 2025, the Bank exceeded all regulatory capital requirements. The Bank exceeded its 4.0% regulatory capital requirement with a regulatory capital ratio of 8.7% at June 30, 2025. The Bank also exceeded its risk-based capital requirement of $1.2 billion with $7.3 billion in permanent capital.

Dividend Declaration
On July 24, 2025, the Bank’s board of directors declared a quarterly cash dividend on the average capital stock outstanding during the second quarter of 2025 at an annualized rate of 8.75%. The Bank expects to pay the dividend on August 12, 2025.

Financial Highlights
(Unaudited)
(Dollars in millions)

Selected Balance Sheet Items at Period End	Jun 30, 2025	Dec 31, 2024
Total Assets	$83,146	$81,735
Advances	39,909	45,637
Mortgage Loans Held for Portfolio, Net	666	693
Investments, Net[1]	42,115	34,961
Consolidated Obligations	73,235	72,552
Mandatorily Redeemable Capital Stock	131	331
Capital Stock – Class B – Putable	2,575	2,458
Retained Earnings	4,564	4,483
Accumulated Other Comprehensive Income/(Loss)	47	63
Total Capital	7,186	7,004

Selected Other Data at Period End	Jun 30, 2025	Dec 31, 2024
Regulatory Capital Ratio[2]	8.74%	8.90%

	Three Months Ended		Six Months Ended
Selected Operating Results for the Period	Jun 30, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Net Interest Income	$142	$136	$284	$286
Provision for/(Reversal of) Credit Losses	3	3	4	(1)
Other Income/(Loss)	17	12	37	48
Voluntary housing and community investment contributions	10	2	20	6
Other Expense	41	45	87	91
Affordable Housing Program Assessment	11	12	22	28
Net Income/(Loss)	$94	$86	$188	$210

	Three Months Ended		Six Months Ended
Selected Other Data for the Period	Jun 30, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Net Interest Margin[3]	0.68%	0.65%	0.72%	0.67%
Return on Average Assets	0.45	0.41	0.47	0.49
Return on Average Equity	5.22	5.10	5.29	6.28
Annualized Dividend Rate[4]	8.75	8.75	8.75	8.75

1.    Investments consist of federal funds sold, interest-bearing deposits, available-for-sale securities, held-to-maturity securities, and securities purchased under agreements to resell.
2.    The regulatory capital ratio is calculated as regulatory capital divided by total assets. Regulatory capital includes retained earnings, Class B capital stock, and mandatorily redeemable capital stock (which is classified as a liability) but excludes accumulated other comprehensive income/(loss). Total regulatory capital as of June 30, 2025, and December 31, 2024, was $7.3 billion.
3.    Net interest margin is calculated as net interest income (annualized) divided by average interest-earning assets.
4.    Cash dividends are declared and paid during the period, on the average capital stock outstanding during the previous quarter.

Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco is a member-driven cooperative helping local lenders in Arizona, California, and Nevada build strong communities, create opportunity, and change lives for the better. The tools and resources we provide to our member financial institutions–commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions propel homeownership, finance affordable housing, drive economic vitality, and revitalize whole neighborhoods. Together with our members and other partners, we are making the communities we serve more vibrant and resilient.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank’s dividend philosophy and dividend rates. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “endeavoring,” “will,” and “expects,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized, including future dividends. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Report on Form 10-K and other periodic and current reports that we may file with the Securities and Exchange Commission, as well as regulatory and accounting rule adjustments or requirements; the application of accounting standards relating to, among other things, hedge accounting of derivatives and underlying financial instruments, along with related fair values; future operating results; the withdrawal of one or more large members; high inflation and interest rates that may adversely affect our members and their customers; and our ability to pay a quarterly dividend rate that is equal to or greater than similar current rates for highly rated investments. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Tom Flannigan, (415) 616-2695
flannigt@fhlbsf.com